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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                                     EXHIBIT 11.1

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                                                               QUARTERS                           NINE MONTHS
PERIODS ENDED SEPTEMBER 30                               1997              1996              1997             1996
------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS (LOSS)
  PER SHARE:

NET INCOME (LOSS)..........................   $     1,127,000   $    (7,350,000)  $     2,051,000  $    (7,712,000)
                                              ===============   ===============   ===============  ===============

WEIGHTED AVERAGE SHARES:
  Common shares outstanding................        19,673,600        19,748,600        19,670,889       19,746,118
  Common share equivalents.................           187,337           310,394            57,249          557,002
                                              ---------------   ---------------   ---------------  ---------------
  Weighted average number of
    common shares and common
    share equivalents outstanding..........        19,860,937        20,058,994        19,728,138       20,303,120
                                              ===============   ===============   ===============  ===============

PRIMARY EARNINGS (LOSS) PER
  COMMON SHARE.............................            $  .06            $ (.37)           $  .10           $ (.38)
                                                       ======            ======            ======           ======

FULLY DILUTED EARNINGS (LOSS)
  PER SHARE:

NET INCOME (LOSS)..........................   $     1,127,000   $    (7,350,000)  $     2,051,000  $    (7,712,000)
                                              ===============   ===============   ===============  ===============
WEIGHTED AVERAGE SHARES:
  Weighted average number of
    common shares and common
    share equivalents outstanding..........        19,860,937        20,058,994        19,728,138       20,303,120
  Additional options not included above....           264,560                 -           394,649                -
                                              ---------------   ---------------   ---------------  ---------------
  Weighted average number of
    common shares outstanding
    as adjusted............................        20,125,497        20,058,994        20,122,787       20,303,120
                                              ===============   ===============   ===============  ===============

FULLY DILUTED EARNINGS (LOSS)
  PER COMMON SHARE.........................            $  .06            $ (.37)           $  .10           $ (.38)
                                                       ======            ======            ======           ======
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